EXHIBIT 99.0

Roebling Bank                                            Contact: Kent C. Lufkin
Roebling, New Jersey                                              President
                                                                  (609)499-0355

                                                           For Immediate Release
                                                           January 31, 2000


                             ROEBLING BANK ANNOUNCES
                       MIDDLE-TIER REORGANIZATION CLOSING

Roebling, New Jersey -- January 31, 2000 -- Roebling Bank (OTC Bulletin Board - "ROEB") announced today it will complete its reorganization to the stock form of organization effective as of the close of business on Monday, January 31, 2000. In connection with the reorganization, by operation of law, each share of common stock of the Bank will become a share of common stock in Roebling Financial Corp, Inc. ("Stock Holding Company"), a newly formed federal corporation. Roebling Financial Corp., MHC will own 55% of the outstanding stock of the Stock Holding Company and the Bank will become a wholly-owned subsidiary of the Stock Holding Company.

As of February 1, 2000, Roebling Financial Corp, Inc. will succeed the Bank's common stock and will be traded on the OTC Bulletin Board under the symbol "ROEB."

Roebling Bank is a federally chartered stock savings bank and operates three banking offices in New Jersey. The Bank has two branch offices located in Roebling and a third office in New Egypt, New Jersey.

For  more  information   about  Roebling  Bank,  please  visit  our  website  at
www.roeblingbank.com.